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                                                          LAWYERS

                                                          Levels 23-35
29 May 2003                                               No.1 O'Connell Street
                                                          Sydney  NSW  2000
                                                          Australia

                                                          PO Box H3
                                                          Australia Square
                                                          Sydney  NSW  1215
                                                          DX 370 Sydney

                                                          Tel   + 61 2 9353 4000
                                                          Fax   + 61 2 8220 6700
                                                          www.claytonutz.com.au

Macquarie Securitisation Limited                          SYDNEY - MELBOURNE
Level 22                                                  BRISBANE - PERTH
20 Bond Street                                            CANBERRA - DARWIN
SYDNEY NSW 2000
                                                          OUR REFERENCE
                                                          706/801/21725515

                                                          PARTNER
                                                          Stephen Gates



Dear Sirs

PUMA: GLOBAL MORTGAGE BACKED SECURITIES

We have acted for Macquarie Securitisation Limited ("MSL") in connection with the preparation of the Registration Statement on Form S-3 (the "REGISTRATION STATEMENT") and the Base Prospectus (the "BASE PROSPECTUS") and form of Prospectus Supplement (the "FORM OF PROSPECTUS SUPPLEMENT") forming part thereof (together, the "PROSPECTUS") filed by MSL with the Securities and Exchange Commission under the United States Securities Act of 1933, as amended.

Definitions in the Prospectus apply in this opinion. Relevant Jurisdiction means the Commonwealth of Australia or New South Wales. No assumption or qualification in this opinion limits any other assumption or qualification in it.

1.       DOCUMENTS

         We have examined the Consolidated PUMA Trust Deed dated 13 July 1990 (as amended) between the person specified therein as the Founder and Perpetual Trustees Australia Limited ("PERPETUAL" or the "TRUSTEE") (the "TRUST DEED") and the following documents filed as exhibits to the Registration Statement:

         (a)    a form of Sub-Fund Notice;

         (b) a form of Note Trust Deed including a form of Note Terms and Conditions;

         (c)    a form of Security Trust Deed;

         (d)    a form of Redraw Facility Agreement;

         (e) an Interest Rate Swap Agreement with Commonwealth Bank of Australia (ISDA Master Agreement dated 13 October 2000, Schedule and form(s) of Confirmation);

         (f) an Interest Rate Swap Agreement with Deutsche Bank AG (ISDA Master Agreement dated 17 January 2003, Schedule and Confirmation);

         (g)    a form of Currency Swap;

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Macquarie Securitisation Limited                                    29 May 2003
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         (h)    a form of Underwriting Agreement;

         (i)    a form of Agency Agreement; and

         (j)    a copy of the Prospectus.

2.       ASSUMPTION

         For the purposes of giving this opinion we have assumed that where a form of a document has been submitted to us it will be executed in that form and with any amendments or deletions to the extent that such amendments or deletions would not affect the giving of our opinion below.

3.       QUALIFICATIONS

         Our opinion is subject to the following qualifications.

         (a) We express no opinion as to any laws other than the laws of each Relevant Jurisdiction as in force at the date of this opinion and, in particular we express no opinion as to the laws of England or the United States.

         (b) Our opinion is subject to the explanations and qualifications set forth under the caption "Australian Tax Matters" in the Base Prospectus and under the captions "Summary - Withholding Tax", "Summary - Australian Tax Status" and "Australian Tax Matters" in the related Prospectus Supplement for a series of Offered notes.

4.       OPINION

         Based on the foregoing and subject to the assumption and qualifications set out above we are of the opinion that while the section entitled "Australian Tax Matters" in the Base Prospectus does not purport to discuss all possible Australian tax ramifications of the purchase, ownership, and disposition of the Offered notes, we hereby confirm that, if we are acting as Australian tax counsel with respect to any series of Offered notes the opinions set forth in the Base Prospectus under the heading "Australian Tax Matters" and under the sections "Summary - Withholding Tax", "Summary - Australian Tax Status" and "Australian Tax Matters" in the related Prospectus Supplement for a series of Offered notes which discuss the material Australian income tax consequences of the purchase, ownership and disposition of the Offered notes accurately reflect our opinion. There can be no assurance, however, that the tax conclusions presented in the Base Prospectus under the heading "Australian Tax Matters" and under the sections "Summary - Withholding Tax", "Summary - Australian Tax Status" and "Australian Tax Matters" in the related Prospectus Supplement for a series of Offered notes will not be successfully challenged by the Australian Taxation Office, or significantly altered by new legislation, changes in Australian Taxation Office positions or judicial decisions, any of which may be applied retroactively with respect to completed transactions.

         We consent to the filing of this letter as an exhibit to the Registration Statement on Form S-3 filed with the Prospectus and to the references to this firm under the headings "Australian Tax Matters", "Enforcement of Foreign Judgments in Australia" and "Legal Matters" in the Base Prospectus and under the headings "Summary - Withholding Tax", "Summary - Australian Tax Status" and "Legal Matters" in the Form of Prospectus Supplement, without admitting that we are "experts" within the meaning of the United States Securities Act of 1933, as amended, of the rules and regulations of the Commission issued under that Act with respect to any part of the Registration Statement, including this exhibit.

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Macquarie Securitisation Limited                                    29 May 2003
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Yours faithfully
CLAYTON UTZ

/s/ Stephen Gates



STEPHEN GATES
PARTNER
9353 4161
sgates@claytonutz.com